EXHIBIT 16

[LETTERHEAD OF DELOITTE & TOUCHE]

July 2, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Trio-Tech International dated July 2, 2002.

Yours truly,

/s/  DELOITTE & TOUCHE LLP